UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

SmartKem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56181	85-1083654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

(Address of principal executive offices, including zip code)

011-44-161-721-1514

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 14, 2022, SmartKem, Inc. (the “Company”) appointed Barbra C. Keck as the Company’s Chief Financial Officer. In connection with her appointment as Chief Financial Officer, Ms. Keck resigned from the Audit Committee and Compensation Committee but will remain on the board of directors of the Company (the “Board”).

Ms. Keck has served as a member of the Board since February 2021. From February 2021 until December 2022, Ms. Keck served as the Chief Financial Officer of Deverra Therapeutics, Inc., a developer of cell therapies. From January 2009 until May 2020, she held positions of increasing responsibility at Delcath Systems, Inc., an interventional oncology company, starting as Controller and ultimately becoming a senior vice president in March 2015 and chief financial officer in February 2017. Ms. Keck received an M.B.A. in Accountancy from Baruch College and a Bachelor of Music in Music Education from the University of Dayton.

Pursuant to the offer letter entered into in connection with her appointment (the “Offer Letter”), Ms. Keck will be entitled to an annual base salary of $300,000 and an annual bonus of up to 40% of her base compensation subject to achievement of key performance indicators as determined by the Board. Ms. Keck will also be eligible for all employee benefits available to full-time employees of the Company.

In connection with her appointment, Ms. Keck was granted options (the “Options”) to purchase up to 450,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $2.00 per share under the Company’s 2021 Equity Incentive Plan (the “Plan”).  Options to acquire 150,000 shares of Common Stock will vest on the first anniversary of Ms. Keck’s employment and the remaining Options will vest ratably on a monthly basis thereafter over a two-year period.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There is no family relationship between Ms. Keck and any director or executive officer of the Company. There are no transactions between Ms. Keck and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit	Description
10.1	Offer Letter, effective December 14, 2022, by and between SmartKem, Inc. and Barbra Keck.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTKEM, INC.

Dated: December 20, 2022	By:	/s/ Ian Jenks
Ian Jenks
Chief Executive Officer